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                                                                    EXHIBIT 21.0



                      SUNSHINE MINING AND REFINING COMPANY

                         SUBSIDIARIES OF THE REGISTRANT

         The following is a list of all subsidiaries and partnership interests of Sunshine Mining and Refining Company, the state or other jurisdiction of organization or incorporation (indention means direct ownership; less than 100% ownership displayed in parentheses):


                                                                                           JURISDICTION OF
                                                                                           ORGANIZATION OR
                  NAME OF ENTITY                                                            INCORPORATION

Sunshine Mining and Refining Company                                                           Delaware

         Sunshine International Mining, Inc.                                                   Delaware

               Sunshine Argentina, Inc                                                         Delaware

         Sunshine Argentina Gold, Inc.                                                         Delaware

         Sunshine Exploration, Inc.                                                            Delaware

         Minera Sunshine de Mexico SA de CV                                                     Mexico

         Sunshine International Exploration Company*                                           Delaware

         Sunshine Precious Metals, Inc.                                                        Delaware

                  Sunshine Gold Corporation*                                                   Delaware

                  Chester Mining Company (54%)                                                  Idaho

         Sunshine Management, Inc.*                                                            Delaware

                  Sunshine Diamond Mining Company*                                             Delaware

         Sunshine Peru, Inc.*                                                                  Delaware

                  Minera Sunshine Del Peru SA*                                                   Peru

         Woods Research & Development Corporation*                                              Idaho

                  Woods Petroleum of Canada, Ltd.*                                             Delaware

                  Woods Resources, Inc.*                                                       Delaware


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         *Inactive.